SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Argonaut Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4057601
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10101 Reunion Place,

Suite 500

San Antonio, TX 78216

(210) 321-8459

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Ronald B. Given, Esq.

General Counsel

10101 Reunion Place,

Suite 500

San Antonio, TX 78216

(210) 321-8459

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications, including communications sent to agent for service, should be sent to:

R. Scott Falk, P.C.

Kirkland & Ellis LLP

200 E. Randolph Drive

Chicago, Illinois 60601

(312) 861-2000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended (No. 333-108227), which was originally filed on August 26, 2003, is being filed to deregister unsold shares of common stock of the registrant, Argonaut Group, Inc.

On August 7, 2007 pursuant to that certain agreement and plan of merger, dated as of March 14, 2007, and amended and restated as of June 8, 2007, the registrant will become a privately held, wholly owned subsidiary of PXRE Group Ltd. (which will be renamed Argo Group International Holdings, Ltd.), and shares of Argonaut Group, Inc.’s common stock will cease to be quoted on the Nasdaq Global Select Market and will be deregistered under the Securities Exchange Act of 1934. On August 7, 2007, the registrant also filed a certification and notice of termination on Form 15 with respect to the registrant’s common stock.

Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 7th day of August, 2007.

ARGONAUT GROUP, INC.

By:	/s/ MARK E. WATSON, III
Mark E. Watson, III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark E. Watson, III Mark E. Watson, III	President and Chief Executive Officer (Principal Executive Officer and Director)	August 7, 2007

/s/ Mark W. Haushill Mark W. Haushill	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2007

*	Director	August 7, 2007
Gary V. Woods	(Chairman of the Board)

/s/ H. Berry Cash	Director	August 7, 2007
H. Berry Cash

*	Director	August 7, 2007
Hector De Leon

/s/ Allan W. Fulkerson	Director	August 7, 2007
Allan W. Fulkerson

/s/ David Hartoch	Director	August 7, 2007
David Hartoch

/s/ Frank W. Maresh	Director	August 7, 2007
Frank W. Maresh

*	Director	August 7, 2007
John R. Power, Jr.

*	Director	August 7, 2007
Fayez S. Sarofim

* /s/ Mark E. Watson, III
Mark E. Watson, III

Attorney-in-fact pursuant to previously filed Power of Attorney